Exhibit 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS

Company Reports Double-Digit Quarterly Revenue Growth of 14% to $8.3 million;

Year-to-Date Revenue Growth of 28% to $25.8 million

Third Quarter 2016 GAAP Net Income of $0.1 million; Non-GAAP Net Income of $1.3 million

Year-to-Date 2016 GAAP Net Loss of ($0.02) million; Non-GAAP Net Income of $4.6 million

Third Quarter Adjusted EBITDA Growth of 5% to $2.3 million;

Year-to-Date Adjusted EBITDA Growth of 12% to $7.1 million

NEW YORK, NY (November 10, 2016) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a brand management and media company, today announced its financial results for the third quarter and nine months ended September 30, 2016.

“We are pleased to report double-digit top-line growth for the quarter and year-to-date,” said Robert W. D'Loren, Xcel's Chairman and Chief Executive Officer. “Despite lower than expected growth in the interactive television channel during the quarter, we believe that the strength of our brands and our unique business model, including our design, marketing, and Quick Time Response (QTR) production platforms, will continue to drive growth despite a challenging retail environment. To that end, we are excited by the early results of our Quick Time Response design and production platform and our partnership with Hudson’s Bay Company, and we expect to announce new retail partnerships in the QTR department store business for Spring 2017.”

Third Quarter 2016

Total revenue for the third quarter of fiscal 2016 increased 14% to $8.3 million, compared with $7.3 million for the prior year quarter.

GAAP net income was $0.12 million for the quarter ended September 30, 2016, or $0.01 per share, compared with net income of $0.03 million, or $0.00 per share, in the prior year quarter. After adjusting for certain cash and non-cash items, non-GAAP net income for the quarter ended September 30, 2016 was $1.3 million, or $0.07 per diluted share, compared with $1.4 million, or $0.08 per diluted share, in the prior year quarter.

Adjusted EBITDA for the quarter ended September 30, 2016 increased by 5% to $2.3 million, compared with $2.2 million for the quarter ended September 30, 2015.

The net income, non-GAAP net income and Adjusted EBITDA results for the quarter reflect the Company’s judicious management of its operating expenses, while continuing to invest in the future.

First Nine Months of Fiscal 2016

Total revenue for the nine months ended September 30, 2016 increased 28% to $25.8 million, compared with $20.2 million in the same period in 2015.

GAAP net loss was ($0.02) million for the nine months ended September 30, 2016, or ($0.00) per share, compared with net income of $1.8 million, or $0.11 per diluted share, for the nine months ended September 30, 2015. After adjusting for certain cash and non-cash items, non-GAAP net income for the nine months ended September 30, 2016 increased 11% to $4.6 million, or $0.24 per diluted share, compared with $4.2 million, or $0.26 per diluted share, for the same period in the prior year.

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Adjusted EBITDA for the nine months ended September 30, 2016 increased by $0.8 million or approximately 12% to $7.1 million, compared with $6.3 million for the same period in the prior year.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles ("GAAP"). Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The Company's balance sheet at September 30, 2016 remains strong, with stockholders' equity of $102.6 million, cash and cash equivalents of approximately $15.2 million, and working capital of approximately $14.4 million.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 5:00 p.m. Eastern Time on Thursday, November 10, 2016. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 877-440-5803. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 877-870-5176 using replay pin number 3962922.

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a brand management and media company engaged in the design, production, licensing, marketing, and direct-to-consumer sales of branded apparel, footwear, accessories, jewelry, home goods, and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded by Robert W. D’Loren in 2011 with a vision to reimagine shopping, entertainment, and social as one. Xcel owns and manages the Isaac Mizrahi, Judith Ripka, H Halston, C. Wonder, and Highline Collective brands, pioneering a ubiquitous sales strategy which includes the promotion and sale of products under its brands through direct-response television, internet, brick and mortar retail, and e-commerce channels. Headquartered in New York City, Xcel Brands is led by an executive team with significant production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With a team of over 100 professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design. www.xcelbrands.com

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2015 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Hunter Wells / John Mills

ICR

646-277-1246

Hunter.wells@icrinc.com / John.mills@icrinc.com

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$15,158	$16,860
Accounts receivable, net	8,804	7,594
Prepaid expenses and other current assets	455	655
Total current assets	24,417	25,109
Property and equipment, net	2,456	871
Trademarks and other intangibles, net	111,502	112,323
Goodwill	12,371	12,371
Restricted cash	1,509	1,109
Other assets	282	343
Total non-current assets	128,120	127,017
Total Assets	$152,537	$152,126

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$4,678	$3,372
Deferred revenue	12	597
Current portion of long-term debt	5,302	8,918
Current portion of long-term debt, contingent obligations	-	250
Total current liabilities	9,992	13,137
Long-Term Liabilities:
Long-term debt, less current portion	31,094	31,860
Deferred tax liabilities, net	6,746	6,749
Other long-term liabilities	2,074	297
Total long-term liabilities	39,914	38,906
Total Liabilities	49,906	52,043

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $.001 par value, 35,000,000 shares authorized at September 30, 2016 and
December 31, 2015, and 18,680,560 and 18,434,634 issued and outstanding at
September 30, 2016 and December 31, 2015, respectively	19	18
Paid-in capital	96,563	93,999
Retained earnings	6,049	6,066
Total Stockholders' Equity	102,631	100,083

Total Liabilities and Stockholders' Equity	$152,537	$152,126

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Net licensing revenue	$8,311	$7,289	$25,748	$20,082
Net e-commerce sales	20	47	91	166
Total revenues	8,331	7,336	25,839	20,248
Cost of goods sold	41	51	147	131
Gross profit	8,290	7,285	25,692	20,117

Operating expenses
Salaries, benefits and employment taxes	4,054	3,463	12,481	9,639
Other design and marketing costs	779	669	2,439	1,761
Other selling, general and administrative expenses	1,145	961	4,439	2,482
Stock-based compensation	1,089	1,292	3,754	3,413
Depreciation and amortization	387	373	1,172	953
Total operating expenses	7,454	6,758	24,285	18,248

Other expenses (income)
Gain on reduction of contingent obligation	-	-	-	(3,000)
Loss on extinguishment of debt	-	-	-	1,371
Total other income, net	-	-	-	(1,629)

Operating income	836	527	1,407	3,498

Interest and finance expense
Interest expense - term debt	340	304	1,003	925
Other interest and finance charges	122	128	424	451
Total interest and finance expense	462	432	1,427	1,376

Income (loss) from continuing operations before income taxes	374	95	(20)	2,122

Income tax provision (benefit)	256	51	(3)	35

Income (loss) from continuing operations	118	44	(17)	2,087

Loss from discontinued operations, net	-	(14)	-	(281)

Net income (loss)	$118	$30	$(17)	$1,806

Basic and diluted net income (loss) per share:
Continuing operations	$0.01	$0.00	$(0.00)	$0.14
Discontinued operations, net	-	(0.00)	-	(0.02)
Net income (loss)	$0.01	$0.00	$(0.00)	$0.12

Diluted net income (loss) per share:
Continuing operations	$0.01	$0.00	$(0.00)	$0.13
Discontinued operations, net	-	(0.00)	-	(0.02)
Net income (loss)	$0.01	$0.00	$(0.00)	$0.11

Basic weighted average common shares outstanding	18,692,775	17,187,272	18,608,034	15,380,609
Diluted weighted average common shares outstanding	19,068,011	18,278,182	18,608,034	16,471,519

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Nine Months Ended September 30,
	2016	2015

Cash flows from operating activities
Net (loss) income	$(17)	$1,806
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Loss from discontinued operations, net	-	281
Depreciation and amortization expense	1,172	953
Amortization of deferred finance costs	140	116
Stock-based compensation	3,754	3,413
Recovery of allowance for doubtful accounts	-	(21)
Amortization of note discount	236	333
Deferred income tax benefit	(3)	(5)
Tax benefit from vested stock grants and exercised options	-	(83)
Non-cash property exit charge	648	-
Gain on reduction of contingent obligation	-	(3,000)
Loss on extinguishment of debt	-	1,371
Changes in operating assets and liabilities:
Accounts receivable	(1,210)	(3,829)
Prepaid expenses and other assets	199	(141)
Accounts payable, accrued expenses and other current liabilities	1,306	(1,040)
Deferred revenue	(585)	415
Other liabilities	1,129	718
Net cash provided by operating activities from continuing operations	6,769	1,287

Net cash provided by operating activities from discontinued operations, net	-	104
Net cash provided by operating activities	6,769	1,391

Cash flows from investing activities
Cash consideration for asset acquisition of the H Halston Brand	-	(14)
Cash consideration for asset acquisition of the C Wonder Brand	-	(3,586)
Cost to acquire additional intangible assets	(26)	-
Purchase of property and equipment	(1,911)	(94)
Restricted cash for security deposits	(400)	(1,112)
Net cash used in investing activities	(2,337)	(4,806)

Cash flows from financing activities
Proceeds from issuance of common stock, net of direct costs	-	16,107
Proceeds from exercise of stock options and warrants	20	65
Tax benefit from vested stock grants and exercised options	-	83
Shares repurchased including vested restricted stock in exchange for
withholding taxes	(1,210)	(711)
Payment of deferred finance costs	(69)	(10)
Payment of long-term debt	(4,625)	(2,256)
Payment of QVC Earn-Out obligation	(250)	-
Payment of installment obligations related to the acquisition of the Ripka Brand	-	(2,190)
Net cash (used in) provided by financing activities	(6,134)	11,088

Net (decrease) increase in cash and cash equivalents	(1,702)	7,673

Cash and cash equivalents, beginning of period	16,860	8,531

Cash and cash equivalents, end of period	$15,158	$16,204

Supplemental disclosure of non-cash activities:
Issuance of common stock in connection with C Wonder Brand acquisition	$-	$9,000
Contingent obligation related to acquisition of the C Wonder Brand	$-	$2,850
Issuance of common stock as payment for a portion of the Ripka Seller Notes	$-	$5,400
Issuance of common stock as payment for a portion of the QVC Earn-Out	$-	$2,515

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$168	$447
Cash paid during the period for interest	$909	$855

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Reconciliation of Non-GAAP measures

Non-GAAP net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in thousands)	2016	2015	2016	2015

Net income (loss)	$118	$30	$(17)	$1,806
Non-cash interest and finance expense	78	84	236	330
Stock-based compensation	1,089	1,292	3,754	3,413
Loss on extinguishment of debt	-	-	-	1,371
Gain on reduction of contingent obligations	-	-	-	(3,000)
Non-recurring property exit charges	-	-	670	-
Loss from discontinued operations, net	-	14	-	281
Non-GAAP net income	$1,285	$1,420	$4,643	$4,201

Non-GAAP diluted EPS:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Diluted earnings (loss) per share	$0.01	-	$-	$0.11
Non-cash interest and finance expense	$-	0.01	$0.01	0.02
Stock-based compensation	$0.06	0.07	$0.20	0.21
Loss on extinguishment of debt	$-	-	$-	0.08
Gain on reduction of contingent obligations	$-	-	$-	(0.18)
Non-recurring property exit charges	$-	-	$0.03	-
Loss from discontinued operations, net	$-	-	$-	0.02
Non-GAAP diluted EPS	$0.07	$0.08	$0.24	$0.26

Weighted average shares - Non-GAAP diluted:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Basic weighted average shares	18,692,775	17,187,272	18,608,034	15,380,609
Effect of exercising warrants	369,288	962,292	435,298	962,292
Effect of exercising stock options	5,948	128,618	28,000	128,618
Weighted average shares - Non-GAAP diluted	19,068,011	18,278,182	19,071,332	16,471,519

Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in thousands)	2016	2015	2016	2015

Net income (loss)	$118	$30	$(17)	$1,806
Depreciation and amortization	387	373	1,172	953
Interest and finance expense	462	432	1,427	1,376
Income tax (benefit) expense	256	51	(3)	35
State and local franchise taxes	26	27	75	83
Stock-based compensation	1,089	1,292	3,754	3,413
Loss on extinguishment of debt	-	-	-	1,371
Gain on reduction of contingent obligations	-	-	-	(3,000)
Non-recurring property exit charges	-	-	670	-
Loss from discontinued operations, net	-	14	-	281
Adjusted EBITDA	$2,338	$2,219	$7,078	$6,318

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income (loss), exclusive of stock-based compensation, non-cash interest expense from discounted debt related to acquired assets, gain on the reduction of contingent obligations (if any), loss on extinguishment of debt (if any), non-recurring facility exit charges, and net loss from discontinued operations. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income (loss) before stock-based compensation, interest expense and other financing costs (including gain (loss) on extinguishment of debt), income taxes, other state and local franchise taxes, depreciation and amortization, gain on the reduction of contingent obligations, non-recurring facility exit charges, and net loss from discontinued operations.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because they provide supplemental information to assist investors in evaluating our financial results. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income (loss), earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA in a different manner than we calculate these measures. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income (loss) and other GAAP results, and not rely on any single financial measure.

1333 Broadway, 10th floor • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM